As filed with the Securities and Exchange Commission on October 29, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933
__________________________
Facebook, Inc.
(Exact name of Registrant as specified in its charter)
__________________________

Delaware (State or other jurisdiction of incorporation or organization)	20-1665019 (I.R.S. Employer Identification No.)

Facebook, Inc.
1601 Willow Road
Menlo Park, California 94025
(650) 543-4800
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)
__________________________

David M. Wehner
Chief Financial Officer
Facebook, Inc.
1601 Willow Road
Menlo Park, California 94025
(650) 543-4800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________
Please send copies of all communications to:

Jeffrey R. Vetter, Esq. James D. Evans, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988-8500	Colin S. Stretch, Esq. David W. Kling, Esq. Michael L. Johnson, Esq. Facebook, Inc. 1601 Willow Road Menlo Park, California 94025 (650) 543-4800
__________________________

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
__________________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Class A Common Stock, $0.000006 par value	—	—	—	—
Preferred Stock, $0.000006 par value	—	—	—	—
Debt Securities	—	—	—	—
Warrants	—	—	—	—
Total(2)	—	—	—	—
(1)

An indeterminate aggregate initial offering price and number of the securities of each class is being registered as may from time to time be offered at indeterminate prices or be issued on exercise, conversion, or exchange of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of the registration fee. Any registration fee will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

(2)	The securities registered hereunder may be sold separately or in a combination with other securities registered hereby.

PROSPECTUS

Class A Common Stock
Preferred Stock
Debt Securities
Warrants
_______________________

We may offer from time to time Class A common stock, preferred stock, debt securities, or warrants in one or more offerings. Certain of these securities may be convertible into or exercisable or exchangeable for Class A common stock, preferred stock, or other securities. When we decide to sell a particular type of securities, we will provide specific terms of the offered securities, including the amount of securities offered, in a prospectus supplement. This prospectus and any accompanying prospectus supplement may be used to offer securities for the account of persons other than us, including selling securityholders. We or any selling securityholders may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by the selling securityholders.

You should read this prospectus and any prospectus supplement carefully before you invest. Neither we nor any selling securityholders may use this prospectus to sell securities unless it includes a prospectus supplement.
_______________________

We have two classes of common stock, Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except voting and conversion rights. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to ten votes and is convertible at any time into one share of Class A common stock.

_______________________
Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “FB.”

_______________________

Investing in our securities involves risks. See “Risk Factors” beginning on page 2.

_______________________

The Securities and Exchange Commission and state regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

October 29, 2014

TABLE OF CONTENTS

	Page		Page
About this Prospectus	1	Description of Securities	3
Facebook, Inc.	1	Selling Securityholders	3
Risk Factors	2	Plan of Distribution	4
Special Note Regarding Forward-Looking Statements	2	Legal Matters	4
Ratio of Earnings to Fixed Charges	3	Experts	5
Use of Proceeds	3	Information Incorporated by Reference	5
		Where You Can Find Additional Information	6

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information appearing or incorporated by reference in this prospectus, any accompanying prospectus supplement, and any related free writing prospectus, is accurate only as of the date thereof, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement, or any related free writing prospectus, or of any sale of our securities. Our business, financial condition, and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus and in any accompanying prospectus supplement, including the documents incorporated by reference herein or therein, in making your investment decision.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (SEC) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (Securities Act). We and certain securityholders may sell Class A common stock, preferred stock, debt securities, or warrants described in this prospectus in one or more offerings. There is no limit on the aggregate amount of the securities we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer securities, we will provide a prospectus supplement that will describe the amounts, prices, and terms of the offered securities. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read this prospectus, any prospectus supplement, information incorporated by reference, and any related free writing prospectus.
The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus, or by any other method as may then be permitted under applicable law, rules, or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find Additional Information.”
FACEBOOK, INC.

Our mission is to give people the power to share and make the world more open and connected.
We were incorporated in Delaware in July 2004. Unless expressly indicated or the context requires otherwise, the terms “Facebook,” “company,” “we,” “us,” and “our” in this prospectus, in any accompanying prospectus supplement, or the documents incorporated by reference refer to Facebook, Inc., a Delaware corporation, and, where appropriate, its wholly-owned subsidiaries. The term “Facebook” may also refer to our products, regardless of the manner in which they are accessed. Our principal executive offices are located at 1601 Willow Road, Menlo Park, California 94025, and our telephone number is (650) 543-4800. Our website address is www.facebook.com. The information on or that can be accessed through our website is not part of this prospectus.
Facebook, the Facebook logo, FB, the Like button, Instagram, WhatsApp, Oculus VR, and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of Facebook, Inc. Other trademarks, service marks, or trade names appearing in this prospectus or the documents incorporated by reference are the property of their respective owners.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to the other information contained in this prospectus, in any accompanying prospectus supplement, or incorporated by reference herein or therein, you should carefully consider the risks described under “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in or incorporated by reference in this prospectus and any prospectus supplement other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus and any prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find Additional Information.”

RATIO OF EARNINGS TO FIXED CHARGES
Our ratio of earnings to fixed charges for each of the five years in the period ended December 31, 2013 and for the six months ended June 30, 2014 is set forth below. For purposes of computing the ratio of earnings to fixed charges, earnings consists of income before provision for income taxes plus fixed charges (excluding capitalized interest) Fixed charges represent interest expense, capitalized interest and a portion of rental expense that represents interest factor.
We did not have any shares of preferred stock outstanding as of December 31, 2013 and June 30, 2014, and did not declare and were not otherwise required to pay any dividends on preferred stock during the periods noted in the table below. Accordingly, our ratio of earnings to combined fixed charges and preferred dividends for any given period is equivalent to our ratio of earnings to fixed charges.

	Six Months Ended June 30, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	77.88	28.81	5.84	19.02	17.78	10.41

USE OF PROCEEDS
We intend to use the net proceeds to us from the sale of the securities offered hereby for working capital and other general corporate purposes; however, we do not currently have any specific uses of the net proceeds planned. Additionally, we may use a portion of the proceeds to us for acquisitions of complementary businesses, technologies, or other assets. Pending other uses, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable return. Our management will have broad discretion in the application of the net proceeds we receive from the sale of the securities offered hereby, and investors will be relying on the judgment of our management regarding the application of the net proceeds.
Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

DESCRIPTION OF SECURITIES
Our Class A common stock, preferred stock, debt securities, or warrants may be offered under this prospectus. When we or any selling securityholder decides to sell a particular class of securities, we will set forth in a prospectus supplement a description of the securities that may be offered under this prospectus. The terms of the securities offering, including the initial offering price and the net proceeds to us, will be set forth in the prospectus supplement, or in other filings we make with the SEC under the Securities Exchange Act of 1934, as amended (Exchange Act), which are incorporated by reference.

SELLING SECURITYHOLDERS
Information about selling securityholders, if any, will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION
We or any selling securityholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters;
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with a selling securityholder to sell a specified number of securities at a stipulated price per security;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
We will identify the specific plan of distribution, including any underwriters, dealers, agents, or other purchasers, persons, or entities and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

LEGAL MATTERS
Unless otherwise stated in an accompanying prospectus supplement, Fenwick & West LLP, Mountain View, California, will provide us with an opinion as to the legality of the securities offered under this prospectus. Counsel representing any underwriters, dealers, agents, or selling securityholders will be named in the applicable prospectus supplement.
As of the date of this prospectus, attorneys of Fenwick & West LLP beneficially own an aggregate of approximately 11,000 shares of our capital stock.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 as set forth in their report therein, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given their authority as experts in accounting and auditing.
Ernst & Young LLP, independent auditors, has audited the financial statements of WhatsApp for the years ended December 31, 2013 and 2012, included in our Current Report on Form 8-K/A dated October 28, 2014, as set forth in their report therein, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements of WhatsApp are incorporated by reference in reliance on Ernst & Young LLP’s report, given their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•
our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on January 31, 2014, including portions of our proxy statement from our 2014 Annual Meeting of Stockholders held on May 22, 2014 to the extent incorporated by reference into our Annual Report on Form 10-K;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, filed with the SEC on April 25, 2014 and July 24, 2014, respectively;

•
our Current Reports on Form 8-K filed with the SEC on February 19, 2014, March 26, 2014, April 23, 2014 (but only the portion disclosed pursuant to Item 5.02), May 23, 2014, and October 6, 2014 (as amended on October 28, 2014); and

•
the description of our Class A common stock as set forth in our registration statement on Form 8-A, filed with the SEC on May 14, 2012, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities hereunder shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.
Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

Facebook, Inc.
Investor Relations
1601 Willow Road
Menlo Park, California 94025

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly, and special reports and other information with the SEC. You may read and copy and documents we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy, and information statements and other information regarding registrants like us that file electronically with the SEC. The address of the site is www.sec.gov.
Our Internet address is www.facebook.com and our investor relations website is located at http://investor.fb.com. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. The securities offered under this prospectus or any prospectus supplement are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or the prospectus supplement, as the case may be, regardless of the time of delivery of this prospectus, a prospectus supplement, or any sale of the securities.
This prospectus constitutes a part of a registration statement we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the offerings made under this prospectus, reference is hereby made to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

Class A Common Stock
Preferred Stock
Debt Securities
Warrants

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PROSPECTUS

_______________________

October 29, 2014

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses payable by us in connection with the offering of the securities being registered. All amounts shown are estimates, except for the registration fee of the Securities and Exchange Commission (SEC), the filing fee of the Financial Industry Regulatory Authority, Inc. (FINRA), and the NASDAQ Global Select Market listing fee.

SEC registration fee	$ *
FINRA fees	**
NASDAQ Global Select Market listing fee	**
Accounting fees and expenses	**
Legal fees and expenses	**
Printing and engraving	**
Transfer agent and registrar fees	**
Trustee fees	**
Blue sky fees and expenses (including legal fees)	**
Miscellaneous	**
Total	$ **

*	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (Securities Act), we are deferring payment of the registration fee for the securities offered.
**
The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in any applicable prospectus supplement.

ITEM 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

•	any transaction from which the director derived an improper personal benefit.
As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•
the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.
The Registrant has entered into separate indemnification agreements with its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. The indemnification provisions in the Registrant’s restated certificate of incorporation, restated bylaws, and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.
The Registrant currently carries liability insurance for its directors and officers.

ITEM 16.	Exhibits and Financial Statement Schedules

		Incorporated by reference herein		Filed herewith
Exhibit Number	Description of Exhibit	From	Date
1.1*	Form of Underwriting Agreement.
2.1
Agreement and Plan of Merger and Reorganization, dated as of February 19, 2014, among the Registrant, Rhodium Acquisition Sub II, Inc., Rhodium Merger Sub, Inc., WhatsApp Inc., and Fortis Advisors LLC.
		Quarterly Report on Form 10-Q (File No. 001-35551)	April 25, 2014
4.1	Restated Certificate of Incorporation.	Quarterly Report on Form 10-Q (File No. 001-35551)	July 31, 2012
4.2	Amended and Restated Bylaws.	Quarterly Report on Form 10-Q (File No. 001-35551)	July 31, 2012
4.3	Sixth Amended and Restated Investors’ Rights Agreement dated December 27, 2010.	Registration Statement on Form S-1, as amended (File No. 333-179287)	February 8, 2012
4.4	Amendment No. 1 to Sixth Amended and Restated Investors’ Rights Agreement.	Registration Statement on Form S-1, as amended (File No. 333-179287)	May 3, 2012
4.5	Form of Class A common stock certificate.	Registration Statement on Form S-1, as amended (File No. 333-179287)	February 8, 2012
4.6	Form of Class B common stock certificate.	Registration Statement on Form S-8 (File No. 333-181566)	May 21, 2012
4.7*	Form of Specimen Preferred Stock Certificate.
4.8	Form of “Type 1” Holder Voting Agreement, between Registrant, Mark Zuckerberg, and certain parties thereto.	Registration Statement on Form S-1, as amended (File No. 333-179287)	February 8, 2012
4.9	Registration Rights Agreement dated October 6, 2014.			X
4.10*	Form of Warrant Agreement (including form of warrant certificate).
4.11	Form of Debt Indenture.			X
4.12	Form of Debt Securities (included in Exhibit 4.11).			X
5.1	Opinion of Fenwick & West LLP.			X
12.1	Computation of Ratio of Earnings to Fixed Charges.			X
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.			X
23.2	Consent of Ernst & Young LLP, Independent Auditors.			X
23.3	Consent of Fenwick & West LLP (included in Exhibit 5.1).			X
24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement).			X
25.1**	Form T-1 Statement of Eligibility of Trustee under Debt Indenture.
*    To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference, if applicable.
**    To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.

ITEM 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)     That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(e)    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under

Section 305(b)(2) of the Trust Indenture Act.
(f)    To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on October 29, 2014.

FACEBOOK, INC.

By:	/s/ David M. Wehner David M. Wehner Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark Zuckerberg, David M. Wehner, and Colin S. Stretch, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
 Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ MARK ZUCKERBERG	Chairman and Chief Executive Officer (Principal Executive Officer)	October 29, 2014
Mark Zuckerberg

/S/ DAVID M. WEHNER	Chief Financial Officer (Principal Financial Officer)	October 29, 2014
David M. Wehner

/S/ JAS ATHWAL	Chief Accounting Officer (Principal Accounting Officer)	October 29, 2014
Jas Athwal

/s/ MARC L. ANDREESSEN	Director	October 23, 2014
Marc L. Andreessen

/s/ ERSKINE B. BOWLES	Director	October 24, 2014
Erskine B. Bowles

/s/ SUSAN D. DESMOND-HELLMANN	Director	October 29, 2014
Susan D. Desmond-Hellmann

/s/ JAN KOUM	Director	October 29, 2014
Jan Koum

/s/ DONALD E. GRAHAM	Director	October 23, 2014
Donald E. Graham

/s/ REED HASTINGS	Director	October 25, 2014
Reed Hastings

/s/ SHERYL K. SANDBERG	Director	October 29, 2014
Sheryl K. Sandberg

/s/ PETER A. THIEL	Director	October 23, 2014
Peter A. Thiel

EXHIBIT INDEX

		Incorporated by reference herein		Filed herewith
Exhibit Number	Description of Exhibit	From	Date
1.1*	Form of Underwriting Agreement.
2.1
Agreement and Plan of Merger and Reorganization, dated as of February 19, 2014, among the Registrant, Rhodium Acquisition Sub II, Inc., Rhodium Merger Sub, Inc., WhatsApp Inc., and Fortis Advisors LLC.
		Quarterly Report on Form 10-Q (File No. 001-35551)	April 25, 2014
4.1	Restated Certificate of Incorporation.	Quarterly Report on Form 10-Q (File No. 001-35551)	July 31, 2012
4.2	Amended and Restated Bylaws.	Quarterly Report on Form 10-Q (File No. 001-35551)	July 31, 2012
4.3	Sixth Amended and Restated Investors’ Rights Agreement dated December 27, 2010.	Registration Statement on Form S-1, as amended (File No. 333-179287)	February 8, 2012
4.4	Amendment No. 1 to Sixth Amended and Restated Investors’ Rights Agreement.	Registration Statement on Form S-1, as amended (File No. 333-179287)	May 3, 2012
4.5	Form of Class A common stock certificate.	Registration Statement on Form S-1, as amended (File No. 333-179287)	February 8, 2012
4.6	Form of Class B common stock certificate.	Registration Statement on Form S-8 (File No. 333-181566)	May 21, 2012
4.7*	Form of Specimen Preferred Stock Certificate.
4.8	Form of “Type 1” Holder Voting Agreement, between Registrant, Mark Zuckerberg, and certain parties thereto.	Registration Statement on Form S-1, as amended (File No. 333-179287)	February 8, 2012
4.9	Registration Rights Agreement dated October 6, 2014.			X
4.10*	Form of Warrant Agreement (including form of warrant certificate).
4.11	Form of Debt Indenture.			X
4.12	Form of Debt Securities (included in Exhibit 4.11).			X
5.1	Opinion of Fenwick & West LLP.			X
12.1	Computation of Ratio of Earnings to Fixed Charges.			X
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.			X
23.2	Consent of Ernst & Young LLP, Independent Auditors.			X
23.3	Consent of Fenwick & West LLP (included in Exhibit 5.1).			X
24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement).			X
25.1**	Form T-1 Statement of Eligibility of Trustee under Debt Indenture.
*    To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference, if applicable.
**    To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.